SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C.


                                 FORM 8-K/A


                               CURRENT REPORT


                   Pursuant to Section 10 or 15(d) of the
                      Securities Exchange Act of 1934



                             September 16, 1996
              ------------------------------------------------
              Date of Report (date of earliest event reported)


                        NETWORK LONG DISTANCE, INC.
           -----------------------------------------------------
           (Exact Name of Registrant as Specified in its Charter)


    Delaware                     0-23172                        72-1122018
---------------                -----------                 -------------------
(State or Other                (Commission                 (IRS Employer Iden-
Jurisdiction of                File Number)                 tification Number)
Incorporation)


                             525 Florida Street
                       Baton Rouge, Louisiana  70801
                   --------------------------------------
                  (Address of Principal Executive Offices
                            Including Zip Code)


                                (504) 343-3125
                        ------------------------------
                       (Registrant's telephone number,
                             including area code)







Page 1 of 25.

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS

          (a)  Audited Financial Statements of United Wats, Inc.

                                                                     Item 7(a)




                             UNITED WATS, INC.

                            FINANCIAL STATEMENTS
                - - - - - - - - - - - - - - - - - - - - - -

                Years Ended December 31, 1995, 1994 and 1993

                        INDEPENDENT AUDITORS' REPORT
                         - - - - - - - - - - - - - -


To the Board of Directors

     United Wats, Inc.

          We have audited the balance sheets of

                              UNITED WATS, INC.

as of December 31, 1995 and 1994, and the related statements of income, changes in stockholders' equity and cash flows for the years ended December 31, 1995, 1994 and 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

          We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United Wats, Inc. as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years ended December 31, 1995, 1994 and 1993 in conformity with generally accepted accounting principles.



Kansas City, Missouri
March 11, 1996

                             UNITED WATS, INC.

                               BALANCE SHEETS
                              - - - - - - - -

                         December 31, 1995 and 1994
             (Data with respect to June 30, 1996 are unaudited)


                                          December 31,          June 30,
                                       -------------------      --------
                                        1995         1994         1996
                                       ------       ------      ------
                                                              (Unaudited)
          A S S E T S
          -----------

CURRENT ASSETS
 Cash                                $   5,889    $  85,766   $ 395,147
 Accounts receivable, trade, less
   allowance for losses (1995,
   $71,500; 1994, $6,500)
   ($71,500 at June 30, 1996)        2,379,463      501,993   3,069,690
 Deposit                                  -         100,000        -
 Prepaid income taxes                   79,227         -           -
 Prepaid expenses                        5,443         -          5,090
                                     ---------    ---------   ---------
      TOTAL CURRENT ASSETS           2,470,022      687,759   3,469,927

PROPERTY AND EQUIPMENT, at cost,
 less accumulated depreciation          70,297       24,623     101,515
                                     ---------    ---------   ---------

      TOTAL ASSETS                  $2,540,319    $ 712,382  $3,571,442
                                     =========    =========   =========

      L I A B I L I T I E S
      ---------------------

CURRENT LIABILITIES
 Bank overdraft                      $  29,269    $    -      $    -
 Accounts payable                    1,330,630       87,824   1,880,775
 Accrued excise taxes                  196,686         -        267,890
 Accrued expenses                       63,189      107,407     281,870
 Income taxes payable                     -          29,290      92,942
 Deferred income taxes                 374,528      118,921     364,854
 Unearned promotional bonuses             -          30,503        -
 Notes payable, related parties           -         100,000        -
 Current portion of long-term debt,
   related parties                      56,105       90,513        -
                                     ---------    ---------   ---------
      TOTAL CURRENT LIABILITIES      2,050,407      564,458   2,888,331
                                     ---------    ---------   ---------
LONG-TERM DEBT, RELATED PARTIES,
 less current portion above               -          56,261        -
                                     ---------    ---------   ---------

COMMITMENTS AND CONTINGENCIES             -            -           -
                                     ---------    ---------   ---------

  S T O C K H O L D E R S'   E Q U I T Y
  --------------------------------------

CAPITAL CONTRIBUTED
 Common stock                           20,000       20,000      20,000
 Additional paid-in capital             46,266       46,266      46,266
                                     ---------    ---------   ---------
      TOTAL CAPITAL CONTRIBUTED         66,266       66,266      66,266

RETAINED EARNINGS                      515,936      117,687     709,135

TREASURY STOCK, at cost                (92,290)     (92,290)    (92,290)
                                     ---------    ---------   ---------

      TOTAL STOCKHOLDERS' EQUITY       489,912       91,663     683,111
                                     ---------    ---------   ---------

      TOTAL LIABILITIES AND
       STOCKHOLDERS' EQUITY         $2,540,319    $ 712,382  $3,571,442
                                     =========    =========   =========

                      See Notes to Financial Statements

                              UNITED WATS, INC.

                             STATEMENTS OF INCOME
                            - - - - - - - - - - -

                 Years Ended December 31, 1995, 1994 and 1993
         (Data with respect to June 30, 1996 and 1995 are unaudited)

                                                              Six Months
                            Years Ended December 31,        Ended June 30,
                         -------------------------------  ------------------
                           1995       1994       1993      1996       1995
                          ------     ------     -------   -------    -------
                                                             (Unaudited)
REVENUE
 Long-distance service  $8,399,426 $ 475,095  $    -    $7,045,510  $2,995,586
 Delivery service        1,737,862   615,922       -     1,006,236     747,723
 Commissions               288,417 1,276,972    641,060    172,742     161,043
 Interest income            61,501     8,388        504     50,425      11,679
 Other                         732      -           624     26,036       9,400
                         --------- ---------  ---------  ---------   ---------
    TOTAL REVENUE       10,487,938 2,376,377    642,188  8,300,949   3,925,431
                         --------- ---------  ---------  ---------   ---------

COSTS AND EXPENSES
 Cost of sales, long
  -distance service      6,300,031   216,749       -     5,199,197   2,133,112
 Cost of sales,
  delivery service       1,437,499   459,601       -       777,528     573,009
 Cost of sales,
  commissions                 -         -         3,000       -           -
 Selling, general,
  and administrative     2,002,926 1,201,976    599,531  1,919,899     904,883
 Interest expense           20,543    34,783     15,335      1,852      11,052
 Other                        -         -          -       100,000        -
                         --------- ---------  ---------  ---------   ---------
    TOTAL COSTS
     AND EXPENSES        9,760,999 1,913,109    617,866  7,998,476   3,622,056
                         --------- ---------  ---------  ---------   ---------

    INCOME BEFORE
     INCOME TAXES          726,939   463,268     24,322    302,473     303,375

INCOME TAX EXPENSE         292,304   148,211       -       109,274     127,155
                         --------- ---------  ---------  ---------   ---------
    NET INCOME           $ 434,635 $ 315,057  $  24,322  $ 193,199   $ 176,220
                         ========= =========  =========  =========   =========

NET INCOME PER
 COMMON SHARE            $    2.63 $    1.91  $    0.14  $    1.17   $    1.07
                         ========= =========  =========  =========   =========

                      See Notes to Financial Statements

                             UNITED WATS, INC.

               STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
               - - - - - - - - - - - - - - - - - - - - - - -
                Years Ended December 31, 1995, 1994 and 1993
             (Data with respect to June 30, 1996 are unaudited)


                       Common Stock
                     $0.10 Par Value,
                    Authorized 200,000
                      Shares, Issued                                     Treasury Stock
                    ------------------      Additional                -------------------
                     Number                   Paid-In      Retained   Number of
                    of Shares     Amount      Capital      Earnings    Shares      Amount        Total
                    ---------    -------      -------      --------    ------      ------        -----
Balance,
 December 31, 1992   193,356   $  19,336     $   3,149    $  41,772         -      $    -      $  64,257

Issuance of common
 stock                 3,700         370         3,330         -            -           -          3,700

Treasury stock
 purchased              -           -             -            -          90,344    (239,559)   (239,559)

Net income              -           -             -          24,322         -           -         24,322

Dividends               -           -             -         (29,597)        -           -        (29,597)
                   ---------   ---------     ---------    ---------    ---------   ---------   ---------

Balance,
 December 31, 1993   197,056      19,706         6,479       36,497       90,344    (239,559)   (176,877)

Retirement of
 treasury stock      (55,539)     (5,554)      (12,848)    (128,867)     (55,539)    147,269        -

Issuance of
 common stock         58,483       5,848        52,635         -            -           -         58,483

Net income              -           -             -         315,057         -           -        315,057

Dividends               -           -             -        (105,000)        -           -       (105,000)
                   ---------   ---------     ---------    ---------    ---------   ---------   ---------

Balance,
 December 31, 1994   200,000      20,000        46,266      117,687       34,805     (92,290)     91,663

Dividends               -           -             -         (36,386)        -           -        (36,386)

Net income              -           -             -         434,635         -           -        434,635
                   ---------   ---------     ---------    ---------    ---------   ---------   ---------

Balance,
 December 31, 1995   200,000      20,000        46,266      515,936       34,805     (92,290)    489,912

Net income
 (Unaudited)            -           -             -         193,199         -           -        193,199
                   ---------   ---------     ---------    ---------    ---------   ---------   ---------

Balance,
 June 30, 1996
 (Unaudited)         200,000   $  20,000     $  46,266    $ 709,135       34,805   $ (92,290)  $ 683,111
                   =========   =========     =========    =========    =========   ==========  =========


                      See Notes to Financial Statements

                             UNITED WATS, INC.

                          STATEMENTS OF CASH FLOWS
                         - - - - - - - - - - - - -

                Years Ended December 31, 1995, 1994 and 1993
        (Data with respect to June 30, 1996 and 1995 are unaudited)

                                                                Six Months
                            Years Ended December 31,           Ended June 30,
                         -------------------------------   -------------------
                           1995       1994       1993       1996        1995
                          ------     ------     -------    -------     -------
                                                                (Unaudited)
CASH FLOWS FROM
 OPERATING ACTIVITIES
 Net income             $ 434,635  $ 315,057  $  24,322  $ 193,199   $ 176,220
 Adjustments to
   reconcile net income
   to net cash provided
   by (used in) operating
   activities
   Depreciation            35,109     24,973     21,976     15,000      12,355
   Promotional bonuses       -        73,825     13,179       -           -
   Increase (decrease)in
    deferred income
    taxes                 255,607    118,921       -        (9,674)    115,754
   Decrease (increase)
    in operating assets
    Accounts receivable,
    trade              (1,680,784)  (398,355)   (39,375)  (619,024) (1,288,473)
    Deposit               100,000     50,000        690       -           -
    Prepaid income taxes  (79,227)      -          -        79,227    (104,523)
    Prepaid expenses       (5,443)     9,700     (9,700)       353      (3,413)
   Increase (decrease) in
    operating liabilities
    Accounts payable    1,242,806     83,756    (14,858)   550,145   1,223,985
    Accrued expenses      (44,218)   101,868      5,539    218,681     (99,323)
    Income taxes payable  (29,290)    29,290       -        92,942     (29,290)
    Unearned promotional
     bonuses              (30,503)  (193,501)   137,000       -         (9,204)
                        ---------  ---------  ---------  ---------   ---------
     NET CASH PROVIDED
       BY (USED IN)
       OPERATING
       ACTIVITIES         198,692    215,534    138,773    520,849      (5,912)
                        ---------  ---------  ---------  ---------   ---------

CASH FLOWS FROM
 INVESTING ACTIVITIES
 Investment in property
  and equipment           (80,783)   (38,598)   (18,623)   (46,217)    (47,222)
                        ---------  ---------  ---------  ---------   ---------

CASH FLOWS FROM
 FINANCING ACTIVITIES
 Proceeds from issuance
   of common stock           -        58,483      3,700       -           -
 Proceeds (repayment)
   of notes payable,
   related parties       (100,000)   100,000       -          -           -
 Bank overdraft            29,269       -          -       (29,269)       -
 Net borrowing on
   line of credit            -          -          -          -       105,000
 Repayment of long-
   term debt, related
   parties                (90,669)  (208,789)   (33,996)   (56,105)   (48,054)
 Payment of dividends     (36,386)  (134,597)      -          -       (12,500)
                        ---------  ---------  ---------  ---------  ---------
     NET CASH PROVIDED
      BY (USED IN)
      FINANCING
      ACTIVITIES         (197,786)  (184,903)   (30,296)   (85,374)    44,446
                        ---------  ---------  ---------  ---------  ---------

     NET INCREASE
      (DECREASE) IN
      CASH                (79,877)    (7,967)    89,854    389,258     (8,688)

     CASH, BEGINNING
      OF PERIOD            85,766     93,733      3,879      5,889     85,766
                        ---------  ---------  ---------  ---------  ---------

     CASH, END OF
      PERIOD            $   5,889  $  85,766  $  93,733  $ 395,147  $  77,078
                        =========  =========  =========  =========  =========


                      See Notes to Financial Statements

                              UNITED WATS, INC.

                        NOTES TO FINANCIAL STATEMENTS
                        - - - - - - - - - - - - - - -

         (Data with respect to June 30, 1996 and 1995 are unaudited)

(1)  Summary of significant accounting policies
     ------------------------------------------

          Nature of operations - The Company is engaged principally in the direct sale of long-distance telephone services purchased by the Company from long-distance telephone carriers. The Company also sells delivery services purchased from outside providers. The Company grants credit to its customers throughout the United States, substantially all of whom are businesses and associations. In 1994 and 1993, the Company was engaged principally in the enrollment of customers in long-distance telephone carriers' programs in exchange for commissions and promotional bonuses.

               Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of financial statements, and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          Depreciation - Depreciation is computed using the following methods and estimated useful lives:

                                                      Estimated
             Assets                Methods          Useful Lives
      --------------------      ------------        -------------
     Furniture and equipment    Straight-line       5 - 7 years
     Computers and software     Straight-line       3 - 5 years
     Leasehold improvements     Straight-line       Lease term

          Revenue recognition, promotional bonuses - The Company enters into long-term contracts with long-distance telephone carriers which commit to usage levels over a period of time, enrolls customers in these programs and receives commissions and promotional bonuses from the carriers. Commission revenue, typically a percentage of long-distance usage, is recognized on a straight-line basis over the term of the contract. Adjustments, refunds, cancellation of promotional bonuses and sales of the related rights and obligations are recognized as they occur.

          Income taxes - Effective October 1, 1994, the stockholders of the Company revoked their election to be taxed under Subchapter S of the Internal Revenue Code. Prior to this date, stockholders were responsible for their share of taxes on corporate income. After this date, the Company began providing deferred income taxes to reflect the impact of temporary differences between the recorded amounts of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws and regulations.

          Advertising costs - The Company expenses advertising costs as incurred. Advertising expense was $20,764, $4,718 and $ - for the years ended December 31, 1995, 1994 and 1993, respectively ($10,265 and $18,241 for the six months ended June 30, 1996 and 1995, respectively).

                              UNITED WATS, INC.

                        NOTES TO FINANCIAL STATEMENTS
                        - - - - - - - - - - - - - - -

         (Data with respect to June 30, 1996 and 1995 are unaudited)

(1)  Summary of significant accounting policies (continued)
     ------------------------------------------

          Unaudited interim financial statements - The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles and Rule 10.01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six month period ended June 30, 1996 are not necessarily indicative of the results that will be expected for the year ending December 31, 1996.

(2)  Property and equipment
     ----------------------

                                          December 31,          June 30,
                                       -------------------      --------
                                        1995         1994         1996
                                       ------       ------      ------
                                                              (Unaudited)
Cost
 Furniture and equipment             $  29,369    $  14,999   $  51,331
 Computers and software                127,958       72,578     155,287
 Leasehold improvements                 10,815         -          7,742
                                     ---------    ---------   ---------
      Total cost                       168,142       87,577     214,360

Accumulated depreciation               (97,845)     (62,954)   (112,845)
                                     ---------    ---------   ---------

      Net property and equipment     $  70,297    $  24,623   $ 101,515
                                     =========    =========   =========

          The aggregate depreciation charged to operations for the years ended December 31, 1995, 1994 and 1993 was $35,109, $24,973 and
     $21,976, respectively ($15,000 and $12,355 for the six months ended June 30, 1996 and 1995, respectively).

(3)  Line of credit
     --------------

          The Company has a $750,000 line of credit available, due October 31, 1996, with interest at 1% over prime. The line is collateralized by substantially all assets of the Company. As of December 31, 1995 and 1994, the Company had drawn $0 on this line of credit ($ - at June 30, 1996).

                              UNITED WATS, INC.

                        NOTES TO FINANCIAL STATEMENTS
                        - - - - - - - - - - - - - - -

         (Data with respect to June 30, 1996 and 1995 are unaudited)

(4)  Notes payable, related parties
     ------------------------------

                                          December 31,         June 30,
                                       -------------------     --------
                                        1995         1994        1996
                                       ------       ------      ------
                                                              (Unaudited)
       9% notes due to stockholders,
    collateralized by security
    deposit with one of the Company's
    vendors, payable in monthly
    installments of $750 including
    interest, with the final balloon
    payment due September 1995.      $   -         $ 100,000   $   -
                                     =========     =========   =========


(5) Long-term debt, related parties
    -------------------------------

                                          December 31,         June 30,
                                       -------------------     --------
                                        1995         1994        1996
                                       ------       ------      ------
                                                              (Unaudited)
       8% notes due to previous
    stockholders, collateralized by
    security interest in treasury
    stock, payable in quarterly
    installments of $21,506 including
    interest, with the final payment
    due June 1996.                    $  56,105    $ 133,867   $    -

       Unsecured 8% notes due to
    stockholders, with the final
    payment due January 1995.              -          12,907        -
                                      ---------    ---------   ---------

        Total long-term debt             56,105      146,774        -

          Less: Current portion          56,105       90,513        -
                                      ---------    ---------   ---------

        Noncurrent portion            $    -       $  56,261   $    -
                                      =========    =========   =========

       For these financial instruments, the carrying value is a reasonable estimate of fair value.

(6) Income taxes
    ------------

         Income tax expense was computed as follows:

                                   December 31,                 June 30,
                         ------------------------------    ------------------
                           1995       1994       1993       1996       1995
                          ------     ------     -------    -------    -------
                                                                (Unaudited)
Tax expense at statutory
 Federal rate of 34%    $ 247,159  $ 157,511  $   8,269  $ 102,841   $ 103,148
State tax expense          43,616     27,796      1,459     18,148      18,203
Effect of S Corporation
 status                      -          -        (9,728)      -           -
Effect of revocation of
 S Corporation status        -       (26,280)      -          -           -
Other                       1,529    (10,816)      -       (11,715)      5,804
                        ---------  ---------  ---------  ---------   ---------
     Total income tax
       expense            292,304    148,211       -       109,274     127,155
Less deferred tax expense
 (benefit)                255,697    118,921       -        (9,674)    115,754
                        ---------  ---------  ---------  ---------   ---------

     Total current tax
       expense          $  36,607  $  29,290  $    -     $ 118,948   $  11,401
                        =========  =========  =========  =========   =========


                              UNITED WATS, INC.

                        NOTES TO FINANCIAL STATEMENTS
                        - - - - - - - - - - - - - - -

         (Data with respect to June 30, 1996 and 1995 are unaudited)

(6)  Income taxes (continued)
     ------------

          The significant temporary differences and their related deferred tax asset (liability) balances are as follows:


                                    December 31,               June 30,
                         ----------------------------------   ----------
                           1995         1994         1993        1996
                          ------       ------       ------      ------
                                                             (Unaudited)
Accounts payable         $ 532,252   $  35,130     $    -     $ 752,310
Accrued expenses            25,187      23,265          -       112,748
Unearned bonuses              -         12,201          -          -
                         ---------   ---------     ---------  ---------
     Subtotal              557,439      70,596          -       865,058
                         ---------   ---------     ---------  ---------
Accounts receivable       (929,790)   (189,517)         -    (1,227,876)
Prepaids                    (2,177)       -             -        (2,036)
                         ---------   ---------     ---------  ---------
     Subtotal             (931,967)   (189,517)         -    (1,229,912)
                         ---------   ---------     ---------  ---------

     Total deferred
       income taxes      $(374,528)  $(118,921)    $    -    $ (364,854)
                         =========   =========     =========  =========


          Deferred income taxes are classified as a current liability on the balance sheet.

(7)  Operating leases
     ----------------

          The Company leases its office facility and certain equipment under operating leases.

          Future minimum rental payments required under operating leases that have initial or remaining noncancellable lease terms in excess of one year as of December 31, 1995 are as follows:


    Years Ending December 31,
    ------------------------

              1996                               $  71,122
              1997                                  27,059
              1998                                   1,101
                                                 ---------

                Total                            $  99,282
                                                 =========

          Total rental expense for operating leases with a term in excess of one month was $74,251, $40,073 and $31,368 for the years ended December 31, 1995, 1994 and 1993, respectively ($46,512 and $27,177 for the six months ended June 30, 1996 and 1995, respectively).

(8)  Profit Sharing Plan
     -------------------

          In 1995, the Company had a 401(k) profit sharing plan into which employees could make tax deferred contributions ranging from 1% to 15% of their eligible compensation. The Company matched 25% of the first 6% of each employee's contribution and could make additional discretionary contributions as well. Total profit sharing expense was $7,689 for the year ended December 31, 1995.

                              UNITED WATS, INC.

                        NOTES TO FINANICAL STATEMENTS
                        - - - - - - - - - - - - - - -

         (Data with respect to June 30, 1996 and 1995 are unaudited)

(9)  Commitments and contingencies
     -----------------------------

          In August 1995, the Company entered into a contract commitment to purchase long-distance service from Sprint Communication Company, L.P. for a period of two years from the date of first usage (October 1995).

          The Company's future usage commitments as of December 31, 1995 are as follows:

          Months after                      Carrier Transport Net
          December 31,                    Monthly Usage Commitment
              1995                       --------------------------
          ------------
             1                                    $700,000
             2 - 4                                $800,000
             5 - 6                                $900,000
             7 - 20                             $1,000,000

          The Company is committed to pay the greater of the actual charges for services or the Carrier Transport Net Monthly Usage Commitment.

          Total future minimum usage commitments under this agreement at December 31, 1995 are as follows:

             1996                             $ 10,900,000
             1997                                8,000,000
                                              ------------

             Total                            $ 18,900,000
                                              ============

          In February, 1995 the Company entered into a contract commitment to purchase long-distance service from MCI Telecommunications Corporation for a period of three years from the date of first usage (March 15, 1995). The Company is committed to pay the greater of the actual charges for services or the Carrier Transport Net Monthly Usage Commitment.

          Total future minimum usage commitments under this agreement at December 31, 1995 are as follows:

             1996                             $    600,000
             1997                                  600,000
             1998                                  150,000
                                              ------------

             Total                            $  1,350,000
                                              ============


          At December 31, 1995, the Company had unused standby letters of credit totaling $20,000 expiring January 30, 1997. These letters of credit are used as collateral for shipping services.

                              UNITED WATS, INC.

                        NOTES TO FINANCIAL STATEMENTS
                        - - - - - - - - - - - - - - -

         (Data with respect to June 30, 1996 and 1995 are unaudited)

(10) Industry segments
     -----------------

          The Company's operations have been classified into three business segments - direct sale of long-distance telephone services and delivery services, and long-distance commission programs. Summarized financial information by business segment is as follows:

                                    Year Ended December 31, 1995
                          -------------------------------------------------
                             Long-                 Commissions
                           Distance    Delivery     Programs    Corporate
                           ---------   --------     ---------   ---------
Revenue                  $8,399,426  $1,737,862   $  288,417  $   62,233
Operating income            531,507     114,224       39,518        -
Identifiable assets, net  1,714,263     734,684       85,483       5,889
Capital expenditures         56,642      24,141         -           -
Depreciation                 24,576      10,533         -           -


                                    Year Ended December 31, 1994
                        ---------------------------------------------------
                             Long-                 Commissions
                           Distance    Delivery     Programs    Corporate
                           ---------   --------     ---------   ---------
Revenue                  $  475,095  $  615,922   $1,276,972   $   8,388
Operating income             98,242     127,363      264,058        -
Identifiable assets, net    299,855     128,509      198,252      85,766
Capital expenditures         27,019      11,579         -           -
Depreciation                  5,827       7,492       11,654        -




                                    Year Ended December 31, 1993
                        ---------------------------------------------------
                             Long-                 Commissions
                           Distance    Delivery     Programs    Corporate
                           ---------   --------     ---------   ---------
Revenue                  $     -     $     -      $  641,060  $    1,128
Operating income               -           -          38,529        -
Identifiable assets, net       -           -         335,189      93,733
Capital expenditures           -           -          18,623        -
Depreciation                   -           -          21,976        -



(11) Significant customers
     ---------------------

          Revenue produced by the Company's customers which exceeded 10% of the Company's revenues for the years ended December 31, 1994 and 1993 was as follows (there were no significant customers in 1996 or 1995):

                                   Amount                   Percent
                           -----------------------  -----------------------
                             1994        1993         1994        1993
                            -------     ------       -------     -------
AT&T                     $  589,883   $  91,746          25%         14%
MCI Telecommunications
 Corporation                382,617        -             16%         - %
Sprint Communication
 Company, L.P.              294,929        -             12%         - %


                              UNITED WATS, INC.

                        NOTES TO FINANCIAL STATEMENTS
                        - - - - - - - - - - - - - - -

         (Data with respect to June 30, 1996 and 1995 are unaudited)

(12) Earnings per share
     ------------------

          Net income per share is based on the weighted average number of shares outstanding. The number of average shares outstanding used in the calculation was 165,195, 165,035 and 171,896 for the years ended December 31, 1995, 1994 and 1993, respectively (165,195 for the six months ended June 30, 1996 and 1995).

(13) Dividends per common share
     --------------------------

          Dividends per common share, based on the current equivalent number of common shares outstanding at the time of the dividend, were $0.22, $0.64, and $0.28 in the years ended December 31, 1995, 1994 and 1993, respectively ($0.00 and $0.08 for the six months ended June 30, 1996 and 1995, respectively).

(14) Litigation
     ----------

          The Company is involved in a legal matter wherein the outcome is not readily determinable. Management believes that losses, if any, from such matters would not have a material impact on the Company's financial statements.

(15) Events (unaudited) subsequent to the date of the independent auditors'
     --------------------------------------------------------------------
     report
     ------

          Management settled the legal matter discussed in Note 14 subsequent to the date of the independent auditors' report. The Company accrued $100,000 at June 30, 1996 and paid the full amount in July, 1996.

          Management signed a letter of intent in September, 1996 to merge with a publicly traded company, an event subsequent to the date of the independent auditors' report.

                              UNITED WATS, INC.

                        NOTES TO FINANCIAL STATEMENTS
                        - - - - - - - - - - - - - - -

         (Data with respect to June 30, 1996 and 1995 are unaudited)

(16) Cash flow disclosures
     ---------------------

          Cash consists of cash on hand and demand deposit accounts. The following is a summary of supplemental cash flow information:

                                                            Six Months
                          Years Ended December 31,         Ended June 30,
                          ------------------------       ------------------
                          1995       1994       1993       1996      1995
                         ------     ------     -------    -------   -------
                                                               (Unaudited)
Cash paid:
 Interest              $  21,129  $  30,103  $  16,945  $   1,852  $  11,053
                       =========  =========  =========  =========  =========

 Income taxes          $  65,897  $    -     $    -     $  26,006  $ 115,924
                       =========  =========  =========  =========  =========


     Summary of noncash investing and financing activities:


                                                              Six Months
                           Years Ended December 31,         ended June 30,
                         -----------------------------   --------------------
                          1995       1994       1993       1996       1995
                         ------     ------     -------    -------    -------
                                                              (Unaudited)
Obtaining deposit in
 exchange for note
 payable, related
 parties               $    -     $    -      $150,000  $    -     $    -

Promotional bonus
 credits received           -        12,972     74,032       -          -

Debt issued in exchange
 for treasury stock         -          -       239,559       -          -

Dividends declared but
 not paid                   -          -        29,597       -          -

Retirement of treasury
 stock                      -       147,269       -          -          -


   (b)    Pro Forma Financial Information.
                                                                     Item 7(b)

                   PRO FORMA COMBINING FINANCIAL STATEMENTS

The following unaudited Pro Forma Combining Balance Sheet as of June 30, 1996, and unaudited Pro Forma Combining Income Statements for the three months ended June 30, 1996 and 1995, and years ended March 31, 1996 and 1995, illustrate the effect of a proposed merger with United Wats, Inc. (United Wats) and the acquisition of a segment of the customer base and related accounts receivable of Universal Network Services, Inc. (UniNet) as of May 31, 1996. Network Long Distance, Inc. (the Company) signed a letter of intent to merge with United Wats on September 10, 1996. When consummated, the Company expects to issue approximately 1,860,000 shares of common stock for all of the outstanding shares of United Wats in a transaction accounted for as a pooling-of-interests. The Company acquired the UniNet customer base and accounts receivable for cash of approximately $3,628,000 and the issuance of approximately 244,000 shares of restricted common stock, of which approximately 49,000 shares are held in escrow, in a transaction accounted for as a purchase of a business. The United Wats and UniNet acquisitions are collectively referred to as the Acquisitions. The Pro Forma Combining Balance Sheet assumes that the Acquisitions occurred on the date the balance sheet is presented. The Pro Forma Combining Income Statements assume that the Acquisitions occurred at the beginning of the earliest period presented.

United Wats, prior to the proposed merger, and UniNet, prior to the purchase, utilized a December 31 fiscal year end. For purposes of the Pro Forma Combining Financial Statements for the years ended March 31,1 996 and 1995, United Wats and UniNet amounts reflect historical results of operations for these entities for the years ended December 31, 1995 and 1994. For purposes of the Pro Forma Combining Financial Statements for the three months ended June 30, 1995, United Wats and UniNet amounts reflect historical results of operations for these entities for the three months ended March 31, 1995. The Pro Forma Combining Financial Statements for the three months ended June 20, 1996, reflect a change in fiscal year end to March 31, for United Wats and UniNet. As a result, the Pro Forma Combining Financial Statements for the three months ended June 30, 1996, represent historical results of operations for United Wats and UniNet for the three months ended June 30, 1996.

The Pro Forma Combining Financial Statements are presented for comparative purposes only and are not intended to be indicative of actual results had the transaction occurred as of the dates indicated above nor do they purport to indicate results which may be attained in the future.

                    PRO FORMA COMBINING BALANCE SHEET <F1>
                             As of June 30, 1996


                                                                  Network/
                                                                 United Wats
                             Network    United Wats  Pro Forma    Pro Forma
                           Historical   Historical  Adjustments   Combined
                              <F2>         <F3>
                            ---------   ---------   ---------     ---------
Current assets             $ 8,629,031  $3,469,927  $     -       $12,098,958
Property and equipment,
 net                         1,875,234     101,515        -         1,976,749
Customer acquisition costs,
 net                         8,426,456        -           -         8,426,456
Goodwill, net                4,667,635        -           -         4,667,635
Other intangibles, net         362,558        -           -           362,558
Other assets                   738,019        -           -           738,019
                            ----------   ----------  ----------    ----------
 Total assets              $24,698,933  $ 3,571,442 $     -       $28,270,375
                            ==========   ==========  ==========    ==========

Current liabilities        $ 5,384,989  $ 2,888,331 $     -       $ 8,273,320
Deferred Tax Liability          58,201         -          -            58,201
Long-term debt               3,860,574         -          -         3,860,574
Capital lease obligation        89,109         -          -            89,109
Stockholders' equity:
 Series A preferred stock         -            -          -              -
 Common stock                      449       20,000    (19,814)<F4>       635
 Additional paid-in
  capital                   14,723,965       46,266     19,814<F4> 14,790,045
 Retained earnings             581,646      709,135       -         1,290,781
 Treasury Stock                   -         (92,290)      -           (92,290)
                            ----------   ---------- ----------     ----------
   Total stockholders'
    equity                  15,306,060      683,111       -        15,989,171
                            ----------   ----------  ----------    ----------
   Total liabilities and
     stockholders' equity  $24,698,933  $ 3,571,442  $    -       $28,270,375
                            ==========   ==========  ==========    ==========


                  PRO FORMA COMBINING INCOME STATEMENT <F1>
                   For the Three Months Ended June 30, 1996


                                                                Network/
                                                                     Network/                                  UniNet
                                                                      UniNet                                 United Wats
                         Network       UniNet      Pro Forma        Pro Forma    United Wats     Pro Forma    Pro Forma
                       Historical    Historical     Adjust-          Combined     Historical      Adjust-     Combined
                          <F5>          <F6>         ments                           <F10>         ments
                        --------      --------      --------         --------      --------      ---------    --------
Revenues               $9,968,386    $2,375,000    $(791,659) <F7>  $11,551,727   $4,422,175    $    -       $15,973,902
Operating expenses:
  Telecommunications
   costs                6,896,811     1,775,000     (591,661) <F7>    8,080,150    3,299,127         -        11,379,277
  Selling, general
   and administrative   2,315,197       827,000         -     <F7>    3,142,197      855,323         -         3,997,520
  Provision for losses
   on accounts
   receivable             384,910        49,000      (16,333) <F7>      417,577         -            -           417,577
  Depreciation and
   amortization           254,040       148,000     (148,000) <F7>      345,025        7,500         -           352,525
                                                      90,985  <F8>
                        ---------     ---------    ---------          ---------    ---------    ---------      ---------
    Total               9,850,958     2,799,000     (665,009)        11,984,949    4,161,950         -        16,146,899
                        ---------     ---------    ---------          ---------    ---------    ---------      ---------
Operating income(loss)    117,428      (424,000)    (126,650)          (433,222)     260,225         -          (172,997)
Interest income
 (expense), net          (105,089)       76,000      (76,000) <F7>     (191,254)      23,003         -          (168,251)
                                                     (86,165) <F9>
Other income (expense)       -             -            -                  -            -            -              -
                        ---------     ---------    ---------          ---------    ---------    ---------      ---------
Income before income
 taxes                     12,339      (348,000)    (288,815)          (624,476)     283,228         -          (341,248)
Provision for
 income taxes                -             -            -     <F11>        -         106,688         -           106,688
                        ---------     ---------    ---------          ---------    ---------    ---------      ---------
Net income (loss)          12,339      (348,000)    (288,815)          (624,476)     176,540         -          (447,936)
Pro forma income
 tax adjustment             4,700          -            -                 4,700         -            -             4,700
                        ---------     ---------    ---------          ---------    ---------    ---------      ---------
                        $   7,639     $(348,000)   $(288,815)         $(629,176)   $ 176,540    $    -         $(452,636)
                        =========     =========    =========          =========    =========    =========      =========

Number of shares issued
 and outstanding <F12>:
   Primary              3,702,447                                     3,897,453                                 5,757,918
                        =========                                     =========                                ==========
   Fully Diluted        3,702,447                                     3,897,453                                 5,757,918
                        =========                                     =========                                ==========

Earnings per share:
   Primary                  $0.00                                        $(0.16)                                   $(0.08)
                        =========                                     =========                                ==========
   Fully Diluted            $0.00                                        $(0.16)                                   $(0.08)
                        =========                                     =========                                ==========

Pro forma earnings
 per share:
   Primary                  $0.00                                        $(0.16)                                   $(0.08)
                        =========                                      =========                               ==========
   Fully Diluted            $0.00                                        $(0.16)                                   $(0.08)
                        =========                                      =========                               ==========


                  PRO FORMA COMBINING INCOME STATEMENT <F1>
                   For the Three Months Ended June 30, 1995


                                                                                                             Network/
                                                                   Network/                                   UniNet
                                                                    UniNet                                  United Wats
                       Network       UniNet       Pro Forma       Pro Forma     United Wats     Pro Forma    Pro Forma
                      Historical   Historical      Adjust-         Combined      Historical      Adjust-     Combined
                                      <F10>         ments                           <F10>         ments
                       --------      --------      --------        --------       ---------     ---------    ---------
Revenues              $8,087,393    $1,580,000    $(526,661) <F7> $ 9,140,732    $1,235,525    $    -       $10,376,257
 Operating expenses:
  Telecommunications
   costs               6,216,813     1,292,100     (430,696) <F7>   7,078,217       738,489         -         7,816,706
  Selling, general
   and administrative  1,480,884     1,096,700         -     <F7>   2,577,584       295,457         -         2,873,041
  Provision for losses
   on accounts
   receivable            176,346       156,600      (52,195) <F7>     280,751          -            -           280,751
  Depreciation and
   amortization           92,746       206,200     (206,200) <F7>     183,731         6,178         -           189,909
                                                     90,985  <F8>
                       ---------     ---------    ---------         ---------     ---------    ---------      ---------
    Total              7,966,789     2,751,600     (598,106)       10,120,283     1,040,124         -        11,160,407
                       ---------     ---------    ---------         ---------     ---------    ---------      ---------
Operating income(loss)   120,604    (1,171,600)      71,445          (979,551)      195,401         -          (784,150)
Interest income
 (expense), net           (8,248)     (104,900)     104,900  <F7>     (94,393)      (13,557)        -          (107,950)
                                                    (86,145) <F9>
Other income (expense)     3,942          -            -                3,942         4,798         -             8,740
                       ---------     ---------    ---------         ---------     ---------    ---------      ---------
Income before income
 taxes                   116,298    (1,276,500)      90,200        (1,070,002)      186,642         -          (883,360)
Provision for
 income taxes             28,438           800         (800) <F11>     28,438        78,226         -           106,664
                       ---------     ---------    ---------         ---------     ---------    ---------      ---------
Net income (loss)         87,860    (1,277,300)      91,000        (1,098,440)      108,416         -          (990,024)
Pro forma income
 tax adjustment           28,887          -            -               28,887          -            -            28,887
                       ---------     ---------    ---------         ---------     ---------    ---------      ---------
Pro forma net income
 (loss)                 $ 58,973   $(1,277,300)   $  91,000       $(1,127,327)    $ 108,416    $    -       $(1,018,911)
                       =========     =========    =========         =========     =========    =========      =========

Number of shares issued
 and outstanding <F12>:
   Primary             2,706,994                                    2,902,000                                 4,762,465
                       =========                                    =========                                 =========
   Fully Diluted       2,706,994                                    2,902,000                                 4,762,465
                       =========                                    =========                                 =========

Earnings per share:
   Primary                 $0.03                                       $(0.38)                                   $(0.21)
                       =========                                    =========                                 =========
   Fully Diluted           $0.03                                       $(0.38)                                   $(0.21)
                       =========                                    =========                                 ==========

Pro forma earnings
 per share:
   Primary                 $0.02                                       $(0.39)                                   $(0.21)
                       =========                                    =========                                 =========
   Fully Diluted           $0.02                                       $(0.39)                                   $(0.21)
                       =========                                    =========                                 =========


                  PRO FORMA COMBINING INCOME STATEMENT <F1>
                  For the Twelve Months Ended March 31, 1996


                                                                                                               Network/
                                                                     Network/                                  UniNet
                                                                      UniNet                                 United Wats
                        Network       UniNet      Pro Forma          Pro Forma    United Wats    Pro Forma    Pro Forma
                      Historical    Historical     Adjust-           Combined     Historical      Adjust-     Combined
                                       <F10>        ments                            <F10>         ments
                       ---------     ---------     --------          ---------     ---------     ---------    --------
Revenues              $34,273,486    $9,307,000   $(3,102,302) <F7> $40,478,184   $10,425,705   $    -       $50,903,889
 Operating expenses:
  Telecommunications
   costs               24,810,691    10,888,500    (3,629,464) <F7>  32,069,727     7,737,530        -        39,807,257
  Selling, general
   and administrative   7,133,456     5,055,300          -     <F7>  12,188,756     1,902,817        -        14,091,573
  Provision for losses
   on accounts
   receivable           1,047,151       489,100      (163,017) <F7>   1,373,234        65,000        -         1,438,234
  Depreciation and
   amortization         1,211,717       815,000      (815,000) <F7>   1,575,655        35,109        -         1,610,764
                                                      363,938  <F8>
                        ---------     ---------     ---------         ---------     ---------   ---------      ---------
    Total              34,203,015    17,247,900    (4,243,543)       47,207,372     9,740,456        -        56,947,828
                        ---------     ---------     ---------         ---------     ---------   ---------      ---------
Operating income           70,471    (7,940,900)    1,141,241        (6,729,188)      685,249        -        (6,043,939)
Interest income
 (expense), net          (239,855)     (451,700)      451,700  <F7>    (584,515)      (20,543)       -          (605,058)
                                                     (344,660) <F9>
Other income (loss)        40,215      (305,300)      305,300  <F7>      40,215        62,233        -           102,448
                        ---------     ---------     ---------         ---------     ---------   ---------      ---------
Income before income
 taxes                   (129,169)   (8,697,900)    1,553,581        (7,273,488)      726,939        -        (6,546,549)
Provision for
 income taxes             (69,031)       20,000       (20,000) <F11>    (69,031)      292,304        -           223,273
                        ---------     ---------     ---------         ---------     ---------   ---------      ---------
Net income (loss)         (60,138)   (8,717,900)    1,573,581        (7,204,457)      434,635        -        (6,769,822)
Pro forma income
 tax adjustment           126,375          -             -              126,375          -           -           126,375
                        ---------     ---------     ---------         ---------     ---------   ---------      ---------
Pro forma net income
 (loss)                 $(186,513)  $(8,717,900)   $1,573,581       $(7,330,832)    $ 434,635   $    -       $(6,896,197)
                        =========     =========     =========         =========     =========   =========      =========

Number of shares issued
 and outstanding <F12>:
   Primary              3,068,151                                     3,263,157                                5,123,622
                        =========                                     =========                                =========
   Fully Diluted        3,068,151                                     3,263,157                                5,123,622
                        =========                                     =========                                =========

Earnings per share:
   Primary                 $(0.02)                                       $(2.21)                                  $(1.32)
                        =========                                     =========                                =========
   Fully Diluted           $(0.02)                                       $(2.21)                                  $(1.32)
                        =========                                     =========                                =========

Pro forma earnings
 per share:
   Primary                 $(0.06)                                       $(2.25)                                  $(1.35)
                        =========                                     =========                                =========
   Fully Diluted           $(0.06)                                       $(2.25)                                  $(1.35)
                        =========                                     =========                                =========


                  PRO FORMA COMBINING INCOME STATEMENT <F1>
                  For the Twelve Months Ended March 31, 1995


                                                                                                               Network/
                                                                      Network/                                  UniNet
                                                                       UniNet                                 United Wats
                        Network        UniNet       Pro Forma         Pro Forma    United Wats   Pro Forma     Pro Forma
                      Historical     Historical      Adjust-          Combined     Historical     Adjust-      Combined
                                        <F10>         ments                           <F10>        ments
                       ---------      ----------    ---------         ---------     ---------    ---------     ---------
Revenues              $27,006,864    $4,170,300    $(1,390,086) <F7> $29,787,078   $2,367,989   $    -        $32,155,067
 Operating expenses:
  Telecommunications
   costs               21,147,295     2,543,000       (847,658) <F7>  22,842,637      676,350        -         23,518,987
  Selling, general
   and administrative   4,481,600     2,251,400           -     <F7>   6,733,000    1,170,503        -          7,903,503
  Provision for losses
   on accounts
   receivable             396,814       327,400        109,122  <F7>     833,336        6,500        -            839,836
  Depreciation and
   amortization           371,688       864,500       (864,500) <F7>     735,626       24,973        -            760,599
                                                       363,938  <F8>
                        ---------     ---------      ---------         ---------    ---------   ---------       ---------
    Total              26,397,397     5,986,300     (1,239,098)       31,144,599    1,878,326        -         33,022,925
                        ---------     ---------      ---------         ---------    ---------   ---------       ---------
Operating income          609,467    (1,816,000)      (150,988)       (1,357,521)     489,663        -           (867,858)
Interest income
 (expense), net            91,875      (230,200)       230,200  <F7>    (252,786)     (34,783)       -           (287,569)
                                                      (344,661) <F9>
Other income (expense)    (30,142)   (1,338,700)     1,338,700  <F7>     (30,142)       8,388        -            (21,754)
                        ---------     ---------      ---------         ---------    ---------   ---------       ---------
Income before income
 taxes                    671,200    (3,384,900)     1,073,251        (1,640,449)     463,268        -         (1,177,181)
Provision for
 income taxes             118,743         8,000        (8,000) <F11>     118,743      148,211        -            266,954
                        ---------     ---------     ---------          ---------    ---------   ---------       ---------
Net income (loss)         552,457    (3,392,900)    1,081,251         (1,759,192)     315,057        -         (1,444,135)
Pro forma income
 tax adjustment            28,685          -             -                28,685         -            -            28,685
                        ---------     ---------     ---------          ---------    ---------   ---------       ---------
Pro forma net income
 (loss)                 $ 523,772   $(3,392,900)   $1,081,251        $(1,787,877)   $ 315,057   $    -        $(1,472,820)
                        =========     =========     =========          =========    =========   =========       =========

Number of shares issued
 and outstanding <F12>:
   Primary              2,708,057                                      2,903,063                                4,763,528
                        =========                                      =========                                =========
   Fully Diluted        2,708,057                                      2,903,063                                4,763,528
                        =========                                      =========                                =========

Earnings per share
   Primary                  $0.20                                         $(0.61)                                  $(0.30)
                        =========                                      =========                                =========
   Fully Diluted            $0.20                                         $(0.61)                                  $(0.30)
                        =========                                      =========                                =========

Pro forma earnings
 per share:
   Primary                  $0.19                                         $(0.62)                                  $(0.31)
                        =========                                      =========                                =========
   Fully Diluted            $0.19                                         $(0.62)                                  $(0.31)
                        =========                                      =========                                =========


              NOTES TO PRO FORMA COMBINING FINANCIAL STATEMENTS

1. The adjustments to the unaudited Pro Forma Combining Financial Statements do not give effect to direct transaction costs or any resulting restructuring costs associated with the consummation of the Acquisitions nor do these statements give effect to any potential costs savings and synergies that could result from the Acquisitions. The unaudited Pro Forma Combining Financial Statements are not necessarily indicative of the operating results or financial position that would have occurred had the Acquisitions been consummated at the dates indicated nor necessarily indicative of future operating results or financial position.

2. Represents the historical carrying value of the assets and liabilities of Network as of June 30, 1996 which includes the effects of the purchase of UniNet effective May 31, 1996.

3. Represents the historical carrying value of the assets and liabilities of United Wats as of June 30, 1996.

4. These adjustments represent the restatement of common stock and additional paid in capital to reflect the merger of the Company with United Wats. The Company expects to issue approximately 1,860,000 shares of common stock in connection with the merger.

5. Represents the historical results of operations of the Company for the three months ended June 30, 1996, which includes the results of operations of UniNet for the month of June 1996 because the UniNet acquisition was not effective until May 31, 1996.

6. Represents the historical results of operations of UniNet for April and May 1996.

7. Represents the elimination of UniNet's revenue and expenses for that portion of the business not acquired by the Company. The Company purchased a portion of UniNet's customer base which accounts for approximately 67% of UniNet's monthly revenues and telecommunications costs at the time of the acquisition. For purposes of the Pro Forma Combining Financial Statements, the Company has assumed that certain selling, general and administrative costs are directly attributable to the customer base, and as such, are reflected as acquired by the Company. The Company has estimated that the same percentage of revenues and direct costs purchased is applicable for all periods presented.

8. Represents the amortization expense of the incremental excess of cost over net tangible assets acquired which is amortized using the straight-line method over 7.5 and 30 years, respectively, for the excess allocated to customer acquisition costs and goodwill.

9. This adjustment represents the interest expense on the borrowings from the Company's credit facility to pay the cash portion of the UniNet purchase price. The Company's incremental borrowing rate on the credit facility is prime plus one. For purposes of the Pro Forma Combining Income Statements, the Company is assuming an annual rate of 9.5% for all periods presented.

10. Represents the historical results of operations of the applicable entity for the period presented. Prior to the proposed merger of United Wats and the purchase of UniNet these entities utilized a December 31 fiscal year end. For purposes of the Pro Forma Combining Financial Statements for the years ended March 31, 1996 and 1995, the United Wats and UniNet amounts reflect historical results of operations for these entities for the years ended December 31, 1995 and 1994. For purposes of the Pro Forma Combining financial Statements for the three months ended June 30, 1995, the United Wats and UniNet amounts reflect historical results of operations for these entities for the three months ended March 31, 1995.

11. This adjustment eliminates the taxes previously recorded by UniNet. For purposes of the Pro Forma Combining Financial Statements, no additional tax benefit will be reflected for the losses sustained by the UniNet operation.

12. The pro forma share data are based on the Company's historical weighted average shares outstanding as calculated for primary and fully diluted earnings per share with pro forma amounts being adjusted to reflect the effect of the issuance of approximately 195,000 restricted common shares in connection with the UniNet acquisition and 1,860,000 restricted common shares in connection with the proposed United Wats acquisition. Pro forma share data excludes approximately 49,000 common shares held in escrow as part of the UniNet acquisition because these shares are not considered as part of the purchase price.

          (c)  Exhibits: Filed herewith pursuant to Reg. S-K Item 601 is the following exhibit.

               EXHIBIT NO.    DESCRIPTION
               -----------    -----------
                   1          Letter of Intent between the Registrant and
                              United Wats, Inc., dated September 16,
                              1996.*

* previously filed.

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        NETWORK LONG DISTANCE, INC.



Dated: November 11, 1996                By:   /s/ MARC I. BECKER
                                            -----------------------------
                                            Marc I. Becker,
                                            Executive Vice President